                                                                  EXHIBIT 10.1

                          CREDIT AND SECURITY AGREEMENT

         THIS CREDIT AND SECURITY AGREEMENT ("Agreement"), made and entered into as of the _______ day of October, 2001 (the "Effective Date") by and between PHYCOR, INC., a Tennessee corporation with principal offices in Nashville, Tennessee ("PhyCor") and its subsidiaries known as PHYCOR OF WINTER HAVEN, INC., a Tennessee corporation with principal offices in Tennessee, NORTH AMERICAN MEDICAL MANAGEMENT-KANSAS CITY, INC., a Tennessee corporation with principal offices in Tennessee, and NORTH AMERICAN MEDICAL MANAGEMENT-ILLINOIS, INC., an Illinois corporation with principal offices in Tennessee (herein referred to collectively as "Guarantors") and AMSOUTH BANK ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, PhyCor has requested and Issuer has agreed to extend indebtedness to PhyCor in the form of one or more Standby Letters of Credit not to exceed the aggregate principal amount of TWO MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,650,000.00) (the "Standby Letters of Credit") to replace existing letters of credit, which Standby Letters of Credit shall be secured by securities account number _______ at AmSouth Investment Services, Inc. (the "Account") owned by PhyCor which shall contain an amount at any time not less than one hundred percent (100%) of the aggregate amount of the Standby Letters of Credit issued and outstanding at such time plus the lesser of one hundred fifty thousand and no/100 dollars ($150,000.00) or ten percent (10%) of the aggregate amount of the Standby Letters of Credit issued and outstanding at such time; and

         WHEREAS, the Guarantors who will receive direct benefit from the issuance of Standby Letters of Credit have agreed to grant security interests in the Collateral, hereafter defined, and have agreed to guarantee all obligations of PhyCor; and

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PhyCor and Guarantors and Issuer hereby agree as follows:

                                    ARTICLE I

                  AMOUNT AND TERMS OF STANDBY LETTERS OF CREDIT

        1.01 STANDBY LETTERS OF CREDIT.

        (a) Issuer agrees, subject to the terms and provisions of this instrument, to issue for the account of PhyCor, one or more Standby Letters of Credit (denominated in United States Dollars) from time to time during the period from the Effective Date until one year from the Effective Date, at which time all Standby Letters of Credit (whether issued or unissued) shall expire and mature (the "Maturity Date"), in an aggregate amount not to exceed at any time TWO MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,650,000.00) (the "Standby Letter of Credit Liability").

        (b) Issuer shall not be obligated to issue or renew any Standby Letter of Credit if (i) after giving effect to the Issuance or renewal of such Standby Letter of Credit, the then outstanding aggregate amount of the Standby Letters of Credit shall exceed the Standby Letter of Credit Liability; or (ii) PhyCor has failed to meet any of the applicable conditions set forth in Article III of this Agreement.

        1.02 PURPOSE AND USE OF STANDBY LETTERS OF CREDIT. The Standby Letters of Credit shall be issued solely for the purpose of replacing seven (7) existing letters of credit previously issued by Citibank, N.A. described as follows:

L/C Number           Beneficiary               PhyCor Subsidiary                  Amount
-------------------------------------------------------------------------------------------------
NY-03076-30007826    Continental               PhyCor of Winter Haven, Inc.       $  250,000.00
                     Casualty Company

NY-03076-30007827    Continental               PhyCor of Vero Beach, Inc.         $  100,000.00
                     Casualty Company

NY-03076-30010314    Continental               PhyCor of Jacksonville, Inc.       $  100,000.00
                     Casualty Company

NY-03076-30020429    American Casualty         PhyCor of Jacksonville, Inc.       $  300,000.00
                     Co. of Reading, Pa.,
                     CNA Insurance

NY-03076-30024711    Humana of Kansas          North American Medical             $  400,000.00
                     City, Inc. and            Management - Kansas City, Inc.
                     Humana Health
                     Plan, Inc.

NY-03076-30028020    Continental               North American Medical             $1,000,000.00
                     Casualty Co.              Management - Illinois, Inc.
                     CNA Surety
                     Corporation

NY-03076-30028022    Continental               North American Medical             $  500,000.00
                     Casualty Co.              Management - Desert Region, Inc.
                     CNA Surety
                     Corporation

(The foregoing letters of credit are herein referred to collectively as the "Existing Letters of Credit").

        1.03 PAYMENT OF UPFRONT FEE. PhyCor agrees to pay to Issuer an Upfront Fee on the Effective Date, equal to one fourth of one percent (0.25%) of the Standby Letter of Credit Liability, such fee being in the amount of SIX THOUSAND SIX HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($6,625.00) (the "Upfront Fee"). The Upfront Fee shall be in addition to the Letter of Credit Fee payable on issuance or renewal of a Standby Letter of Credit as set forth herein.

        1.04 ISSUANCE OF STANDBY LETTERS OF CREDIT.

        (a) General Terms. Each Standby Letter of Credit shall be issued on at least five business days' notice from PhyCor to the Issuer specifying the date, amount, expiration date, and beneficiary thereof, accompanied by such application and agreement for letter of credit, control agreement, deposit agreement, and other documents as the Issuer may specify to PhyCor, each in form and substance satisfactory to the Issuer. On the date specified by PhyCor in such notice and upon fulfillment of the applicable conditions set forth in Section 1.01 and Article III of this Agreement, the Issuer shall issue such Standby Letter of Credit in the form specified in such notice and such application and agreement for letter of credit. In the event and to the extent that any provision of an application and agreement for a Standby Letter of Credit shall conflict with this Agreement, the provisions of this Agreement shall govern.

        (b) Letter of Credit Fee. PhyCor shall pay to the Issuer a Letter of Credit Fee equal to one and six tenths percent (1.6%) of the face amount of each Standby Letter of Credit for the number of months or any fraction thereof that such Standby Letter of Credit is outstanding (the "Letter of Credit Fee") payable in arrears on the last business day of each March, June, September, and December prior to the expiration of such Standby Letter of Credit. The Letter of Credit Fee is in addition to the Upfront Fee.

        1.05 REIMBURSEMENT OBLIGATIONS.

        (a) Notwithstanding any provisions to the contrary in any application and agreement for letter of credit applicable to any Standby Letter of Credit, PhyCor shall:

                (i) Pay to the Issuer an amount equal to, and in reimbursement for, each amount which Issuer pays under any Standby Letter of Credit on or before the earlier of (A) the time specified therefor in the application and agreement for letter of credit applicable to such Standby Letter of Credit or (B) the date which occurs one business day after payment of such amount by Issuer under such Standby Letter of Credit; and

                (ii) Pay to the Issuer interest on any amount remaining unpaid under clause (i) above from the date on which such Issuer pays such amount under any Standby Letter of

        Credit until such amount is reimbursed in full to Issuer pursuant to clause (i) above at the Default Rate as defined in Section 6.02 hereinbelow.

        1.06 INDEMNIFICATION; NATURE OF THE ISSUER'S DUTIES.

        (a) PhyCor and Guarantors agree to indemnify and save harmless Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuer may incur or be subject to as a consequence, direct or indirect, of, or in connection with, (i) the issuance of any Standby Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree that restrains or seeks to restrain or may, in Issuer's judgment, seek to restrain Issuer from paying any amount under any Standby Letter of Credit, including without limitation any bankruptcy case or similar proceeding to which PhyCor or any Guarantor may be a party.

        (b) The obligations of PhyCor and the Guarantors hereunder with respect to Standby Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of any Standby Letter of Credit or Credit Document, as hereinafter defined, or any agreement or instrument relating thereto;

                (ii) the existence of any claim, setoff, defense or other right which PhyCor may have at any time against the beneficiary, or any transferee, of any Standby Letter of Credit, or Issuer, or any other person or entity;

                (iii) any draft, certificate, or other document presented under any Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Standby Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Standby Letter of Credit or of the proceeds thereof;

                (vi) any misapplication by the beneficiary of any Standby Letter of Credit of the proceeds of any drawing under such Standby Letter of Credit;

                (vii) any other circumstances or happening whatsoever, whether or not similar to the foregoing; or

                (viii) any exchange, release or non-perfection of any Collateral (as hereinafter defined) or other collateral;

provided that, notwithstanding the foregoing, Issuer shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

        1.07 INCREASED COSTS IF CHANGE IN LAW. If any change in any law or regulation or in the interpretation thereof by any court or administrative governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Standby Letters of Credit issued by Issuer or (ii) impose on Issuer any other condition regarding Standby Letters of Credit and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuer, then, upon demand by Issuer, PhyCor and Guarantors shall immediately pay to Issuer from time to time as specified by Issuer additional amounts which shall be to compensate Issuer for such increased cost. Each certificate as to such increased cost, and amount thereof, incurred by Issuer as a result of any event mentioned in clause (i) or (ii) above, submitted by Issuer to PhyCor and/or

Guarantors, shall set out in reasonable detail the calculation of such amounts and shall be conclusive and binding for all purposes, absent manifest error.

         1.08 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits UCP 500 published by the International Chamber of Commerce ("UCP") shall-in all respects be deemed a part of this Article I as if incorporated herein and shall apply to and govern the Standby Letters of Credit.

        1.09 REIMBURSEMENT OF PHYCOR. If, subsequent to the Effective Date, any Standby Letter of Credit expires or is terminated without Issuer's having to pay the full face amount of such Standby Letter of Credit, then Issuer shall reimburse PhyCor, within two (2) business days of the date of such expiration or termination, an amount equal to the full face amount of such Standby Letter of Credit less any amount paid by Issuer to the beneficiary thereunder and less any sums then due from PhyCor and/or Guarantors in excess of the aggregate amount of the Standby Letters of Credit issued and outstanding at such time.

                                   ARTICLE II

                                    SECURITY

        2.01 SECURITY.

        (a) As security for the Secured Obligations, as hereinafter defined, PhyCor and Guarantors hereby grant to Issuer a security interest in all of their right, title and interest in and to each of the following, wherever located, whether now or hereafter existing or now owned or hereafter acquired or arising:

                (i) all PhyCor's and Guarantors' interest in the Account, which shall be maintained in an amount not less than one hundred percent (100%) of the aggregate amount of the then issued and outstanding Standby Letters of Credit, plus the lesser of (aa)

        $150,000.00 or (bb) ten percent (10%) of the aggregate amount of the then issued and outstanding Standby Letters of Credit; and

                (ii) any and all renewals, extensions, modifications, substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds) of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims against third parties for loss of, damage to or destruction of any or all of the above) in whatsoever, form, including, but not limited to, cash, deposit accounts, securities accounts, accounts, notes, negotiable instruments and other instruments for the payment of money, chattel paper, electric chattel paper, general intangibles, payment intangibles, investment property and other documents.

        (b) All items set forth in Sections 2.01 (a) (i) and (ii) above are collectively referred to herein as "Collateral."

        (c) This Agreement and any other instruments, documents or agreements now or hereafter securing the Secured Obligations, as hereinafter defined, are herein collectively referred to as the "Security Instruments". The Security Instruments, together with any other instruments and documents now or hereafter evidencing, securing, providing for reimbursement of, or in any way related to the Standby Letters of Credit, specifically including any application and agreement for standby letter of credit, are herein individually referred to as a "Credit Document" and collectively referred to as the "Credit Documents".

        2.02 SECURED OBLIGATIONS.

        (a) Without limiting any of the provisions thereof, the Security Instruments shall secure:

                (i) The full and timely payment and performance of all obligations of PhyCor and/or any or all of the Guarantors to Issuer under the Credit Documents, together with interest thereon, and any extensions, modifications and/or renewals thereof and any instruments or other obligations given in payment thereof;

                (ii) The full and prompt payment of all costs and expenses of whatever kind incident to the collection, enforcement or protection of the indebtedness and obligations evidenced by the Credit Documents, the enforcement or protection of the security interest created by the Security Instruments or the exercise by Issuer of any rights or remedies of Issuer with respect to the indebtedness or obligations evidenced by the Credit Documents, including but not limited to reasonable attorneys' fees and court costs incurred by Issuer, all of which PhyCor and Guarantors agree to pay to Issuer upon demand; and

                (iii) The full and prompt payment and performance of any and all other indebtedness and obligations of PhyCor and/or any or all of Guarantors to Issuer, if any, whether direct or contingent (including but not limited to obligations incurred as endorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Issuer to PhyCor and/or any or all of Guarantors.


        (b) All property, rights and interest of PhyCor or any of Guarantors which now or hereafter serves as collateral security for any indebtedness owed to Issuer by PhyCor or any of Guarantors shall hereafter secure all indebtedness and obligations now or hereafter owing by PhyCor or any of Guarantors to Issuer, whether now existing or hereafter arising, including but not limited to the indebtedness evidenced by or arising from Standby Letters of Credit, including any renewals, extensions, replacements and modifications thereof.

        (c) All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Secured Obligations".

                                   ARTICLE III

                       CONDITIONS OF ISSUER'S OBLIGATIONS

        3.01. CONDITIONS PRECEDENT TO ISSUER'S ISSUANCE OF STANDBY LETTER OF CREDIT. The obligation of Issuer to issue any Standby Letter of Credit, shall be subject to the following conditions precedent:

        (a) that on the date of issuance the following statements shall be true, accurate, complete and not misleading in any material respect, and the Issuer shall have received a certificate signed by a duly authorized officer of PhyCor and Guarantors dated the date of such issuance, stating that such statements are true, accurate, complete and not misleading in any material respect (and the issuance of such Standby Letter of Credit shall constitute a representation and warranty by such parties that on the date of such issuance such statements are true, accurate, complete and not misleading in any material respect);

                (i) that on the date of issuance the representations and warranties contained in Article IV of this Agreement, and in all other Credit Documents are true, correct and complete in all material respects on and as of the date of such issuance, before and after giving effect to such issuance and to the application of the proceeds therefrom, as though made on and as of such date; and

                (ii) that on the date of issuance no event has occurred and is continuing, or would result from such issuance or from the application of the proceeds therefrom that constitutes an Event of Default or would constitute an Event of Default;


        (b) that on the date of issuance the Issuer has received and approved evidence satisfactory to the Issuer as to the power and authority of the PhyCor and Guarantors to participate in the issuance of a Standby Letter of Credit and any proposed transaction;

        (c) that on the date of issuance the Issuer is satisfied with all material terms and conditions of all necessary documents (including supporting documentation such as corporate charters, bylaws, resolutions and certificates in addition to all Credit Documents), and the execution, delivery and, where applicable, public recordation of all documents required by the Issuer;

        (d) that PhyCor and Guarantors, as of the date of the issuance of a Standby Letter of Credit, are in compliance with each covenant in Article V;

        (e) that PhyCor, Guarantors and any depositary bank, broker or securities intermediary holding Collateral (including Issuer acting as a depositary bank, if required by Issuer), shall have executed a control agreement and/or a deposit agreement and/or application and reimbursement agreement, and any other documents or instruments reasonably requested by Issuer, each in form and substance satisfactory to Issuer and Issuer shall have a valid and perfected, first-priority security interest in the Collateral, in the sole judgment of Issuer;

        (f) that, prior to the date of issuance of a Standby Letter of Credit and prior to release of an Existing Letter of Credit by a beneficiary thereof, funds will be deposited into the Account in the amount required by the Issuer pursuant to Section 2.01 (a)(i) of this Agreement; and

        (g) that, if PhyCor or any Guarantor shall have commenced a case under Title 11 of the United States Code prior to the date of issuance, Issuer will be provided with evidence (satisfactory in the sole judgment of Issuer) that PhyCor and any such Guarantor is fully authorized by final court order to obtain credit or incur debt secured by a first-in-priority lien on property of the estate to be deposited in the Account pursuant to Section 2.01(a)(i) of this Agreement.

        3.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER UNDER THIS AGREEMENT. The obligations of Issuer hereunder are subject to the following additional conditions precedent:

        (a) The Issuer shall have received the following documents, each in form and substance satisfactory to the Issuer:

                (i) If requested by Issuer, a control agreement and/or a deposit agreement, each duly executed by PhyCor and any depositary bank, broker, securities intermediary or other entity holding Collateral, in form and substance satisfactory the Issuer.

                (ii) Absolute and Continuing Guaranty Agreements duly executed by each Guarantor, in a form acceptable to the Issuer, guaranteeing PhyCor's obligations pursuant to the terms of this Agreement.

                (iii) Certified copies of the (aa) resolutions of the Board of Directors or other governing body of PhyCor and each Guarantor approving all documents executed pursuant to this Agreement, and of all documents evidencing other necessary corporate, limited liability company or partnership action and governmental approvals, if any, with respect to each such document, (bb) all documents evidencing other corporate, limited liability company or partnership action or governmental approvals, if any, necessary or, in the reasonable opinion of the Issuer, advisable in connection with the execution, delivery and performance of each such document; (cc) certified copies of the certificate or articles of incorporation, by-laws or other constituent instruments of PhyCor and each Guarantor, that such certificate or articles of incorporation, bylaws or other constituent instruments have not been amended or otherwise modified as of the Effective Date and (dd) to the extent reasonably obtainable, good standing certificates with respect to PhyCor and each Guarantor from the Secretary of State (or similar official) of the state in which PhyCor or each Guarantor is incorporated or organized.

                (iv) A certificate of the Secretary or an Assistant Secretary of PhyCor and each Guarantor certifying the names and true signatures of the officers of PhyCor and each

        Guarantor authorized to sign each document pursuant to the terms of this Agreement and the other documents to be delivered hereunder.

                (v) the Security Instruments and documentation related thereto, including without limitation:

                        (aa) financing statements executed, if so requested by
                Issuer, and filed in all jurisdictions necessary or desirable in order to perfect the liens and security interests created under this Agreement, covering the Collateral in which a security interest can be perfected by such a filing;

                        (bb) evidence that all other action that the Issuer or
                Issuer's counsel may deem necessary or desirable in order to perfect and protect the liens and security interests created under this Agreement has been taken;

                (vi) a legal opinion of Waller Lansden Dortch & Davis, special counsel for PhyCor and Guarantors, in form and substance satisfactory to Issuer and Issuer's counsel;

        (b) such other agreements, certificates, consents and other documents that the Issuer may reasonably request;

        (c) payment of the Upfront Fee; and

        (d) payment of all legal fees of Issuer's counsel and other out of pocket expenses of Issuer incurred in connection with this Agreement, which such fees shall not exceed thirty five thousand and no/ 100 dollars ($35,000.00);

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        PhyCor and Guarantors represent and warrant to Issuer as follows:

        4.01 CORPORATE STATUS.

        (a) PhyCor. PhyCor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Credit Documents to which it is a party. PhyCor is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on PhyCor's financial position or its ability to conduct its business in the manner now conducted.

        (b) Guarantors. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of organization stated above and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Credit Documents to which it is a party. Each Guarantor is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on any Guarantor financial position or its ability to conduct its business in the manner now conducted.

        4.02 AUTHORIZATION.

        (a) PhyCor. PhyCor has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Credit Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Credit Document to which PhyCor is a party, and the performance by PhyCor of its obligations thereunder are within the corporate powers of PhyCor and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental and regulatory approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency or regulatory authority, the charter or by-laws of PhyCor, or any agreement binding upon PhyCor or its properties. The officer(s) executing this Agreement, all of the other Credit Documents to which PhyCor is a party are duly authorized to act on behalf of PhyCor.

        (b) Guarantors. Each Guarantor has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Credit Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Credit Document to which any Guarantor is a party, and the performance by a Guarantor of its obligations thereunder are within the corporate powers of each Guarantor and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental and regulatory approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency or regulatory authority, the charter or by-laws of each Guarantor, or any agreement binding upon any Guarantor or its properties. The officer(s) executing this Agreement and all of the other Credit Documents to which a Guarantor is a party are duly authorized to act on behalf of such Guarantor.

        4.03 VALIDITY AND BINDING EFFECT. This Agreement and the other Credit Documents, are the legal, valid and binding obligations of PhyCor and the Guarantors, enforceable against each of PhyCor and the Guarantors in accordance with their respective terms.

        4.04 OTHER TRANSACTIONS. There are no prior loans, liens, security interest, agreements or other financing upon which PhyCor or any Guarantor is obligated or by which PhyCor or any Guarantor is bound that will in any way permit any third person to have or obtain priority over Issuer as to any of the Collateral granted to Issuer pursuant to this Agreement and the other Security Instruments. Neither execution of this Agreement, consummation of the transactions hereby contemplated nor the performance of the obligations of PhyCor or any Guarantor under and by virtue of the Credit Documents to which PhyCor or any Guarantor is a party will result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which PhyCor or any Guarantor is a party or by which PhyCor or its properties may be bound or affected or by which any Guarantor or its properties may be bound or affected.

        4.05 PLACES OF BUSINESS.

        (a) The records with respect to all property constituting a part of the collateral security for the Secured Obligations are maintained at PhyCor's principal place of business and chief executive office, both of which have the address of 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215. Upon execution of this Agreement, PhyCor and Guarantors shall provide to Issuer certain information, as required by Lender including but not limited to information regarding tax identification number, organization number and other information required by Issuer. PhyCor's federal tax identification number is 62-1344801. PhyCor's organization number is 0199147.

        (b) The chief executive office and the principal places of business of each Guarantor are as follows:

Guarantor                             Chief Executive Office              Tax ID Nos.
-------------------------------------------------------------------------------------
PhyCor of Winter Haven, Inc.          30 Burton Hills Boulevard           62-1438144
                                      Suite 400
                                      Nashville, TN 37215

North American Medical Management-    30 Burton Hills Boulevard           62-1766133
Kansas, Inc.                          Suite 400
                                      Nashville, TN 37215


North American Medical Management-    30 Burton Hills Boulevard           36-3984647
Illinois, Inc.                        Suite 400
                                      Nashville, TN  37215

        4.06 LITIGATION. Except as set forth in that certain side letter, dated October 9, 2001 between the parties and attached hereto and made a part hereof, there are no actions, suits or proceedings pending, or, to the knowledge of PhyCor or any Guarantor, threatened, against or affecting PhyCor or any Guarantor or involving the validity or enforceability of any of the Credit Documents or the priority of the security interests or liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that have been previously disclosed to Issuer and are fully covered by insurance and that, if adversely determined, would not impair the ability of PhyCor or any Guarantor to perform each and every one of its or their obligations under and by virtue of the Credit Documents, and to PhyCor's knowledge, each of PhyCor and the Guarantors is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

        4.07 FINANCIAL STATEMENTS. The financial statements of PhyCor and Guarantors heretofore delivered to Issuer were true and correct in all respects as of the date delivered, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial conditions of the subjects thereof as of the dates thereof. No material adverse change has occurred in the financial condition of PhyCor or Guarantors since the dates of such financial statements.

        4.08 NO DEFAULTS. Other than (i) failure to make interest payments on February 15, 2001 and August 15, 2001 under the Indenture dated as of February 15, 1996, related to the 4.5% Convertible Subordinated Debentures due 2003, and
(ii) those defaults described in any documents filed by PhyCor with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which are made a part hereof, no default or Event of Default by PhyCor or Guarantors exists under this Agreement or any of the other Credit Documents, or under any other instrument or agreement to which PhyCor or any Guarantor is a party or by which PhyCor or any Guarantor or its or their properties may be bound or affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

        4.09 COMPLIANCE WITH LAW. PhyCor and Guarantors have obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct their business and affairs as heretofore conducted and as hereafter intended to be conducted. PhyCor and Guarantors are in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Credit Documents. PhyCor and Guarantors have not received, and do not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its or their properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its or their business, operations, property or financial condition, or which would or might impair its ability to perform its obligations under the Credit Documents.

        4.10 ENVIRONMENTAL MATTERS.

        (a) PhyCor and Guarantors make the following representations and warranties to Issuer with respect to the Environmental Laws, as herein defined:

                (i) All property of PhyCor and Guarantors is being operated in material compliance with the Environmental Laws, and all approvals, consents, certificates, licenses and permits required by the Environmental Laws have been obtained, maintained and are in good standing with respect to all property of PhyCor and Guarantors.

                (ii) All property of PhyCor and Guarantors is and will remain free of all Hazardous Materials, except as used in the ordinary course of business of such properties and in material compliance with Environmental Laws. PhyCor and Guarantors have not caused or permitted, and will not cause or permit any of such property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in material compliance with the Environmental Laws and except where the consequences of failure to comply fully would not be materially adverse to its business operations or financial condition.

                (iii) Neither PhyCor nor Guarantors have received notice (and has no knowledge) of any noncompliance with or violation of any of the Environmental Laws with respect to its property. PhyCor and Guarantors shall provide Issuer with written notice of receipt of any such notice or obtaining of such knowledge within five (5) business days of receipt of such notice or obtaining such knowledge.

                (iv) In the event Hazardous Materials are discovered on or are brought onto any property of PhyCor or Guarantors, PhyCor or Guarantors shall cause the Hazardous Materials to be immediately removed and disposed of in full compliance with the Environmental Laws. PhyCor or Guarantors shall provide Issuer prior written notice of such removal and disposal actions.

                (v) PhyCor and Guarantors will comply with the Environmental Laws in all jurisdictions in which PhyCor and Guarantors operate now or in the future and will comply with all Environmental Laws that in the future become applicable to any such property.

        (b) "Environmental Laws" shall mean any applicable federal, state, regional, county, or local laws, statutes, rules, regulations or ordinances, including without limitation, the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 43 U.S.C. ss. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Amendments of 1984, 42 U.S.C. ss. 6901 et seq. ("RCRA"), and any rules and regulations promulgated or published thereunder, and any state, regional county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharges, emissions, or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyles (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, or notice or demand issued thereunder.

        (c) "Hazardous Materials" shall mean all hazardous, toxic or dangerous materials, substances, chemicals, waste or pollutants that are from time to time defined by or pursuant to or are regulated under any of the Environmental Laws, including without limitation, asbestos, PCB's, petroleum, petroleum derivatives or by-products, or other hydrocarbons, including without limitation all materials, substances, pollutants or waste that are defined as hazardous wastes under RCRA or defined as a hazardous substance under CERCLA.

        4.11 NO BURDENSOME RESTRICTIONS. No instrument, document or agreement to which PhyCor or any Guarantor is a party or by which PhyCor or Guarantors or its or their properties may be bound or affected, materially adversely affects, or may reasonably be expected to so affect, the business, operations, property or financial condition thereof.

        4.12 TAXES. PhyCor and Guarantors have filed or caused to be filed all tax returns that to its/their knowledge are required to be filed (except for returns that have been appropriately extended), and have paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it/them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against PhyCor or any of the property thereof.

        4.13 OWNERSHIP OF COLLATERAL. Upon execution of the Credit Documents, and at all times prior to reimbursement and expiration of the Standby Letters of Credit, PhyCor shall be vested with title to the Collateral. That portion of Collateral consisting of cash, cash equivalent accounts or securities accounts is owned solely by PhyCor, and PhyCor has full right, power and authority to grant to Issuer a valid and enforceable security interest therein. Issuer's security interest in the Collateral consisting of cash, cash equivalent accounts or securities accounts constitutes a first and prior lien upon and security interest in the Collateral, and no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

        4.14 TRUE AND COMPLETE DISCLOSURE. All exhibits, reports and other factual information heretofore or contemporaneously furnished by or on behalf of PhyCor or Guarantors in writing to Issuer (including all information contained in this Agreement and the other Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished by or on behalf of PhyCor or Guarantors in writing to Issuer will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

                                    ARTICLE V

                   FURTHER COVENANTS OF PHYCOR AND GUARANTORS

        PhyCor and Guarantors covenant and agree that during the term of this
Agreement:

        5.01 PAYMENT OF SECURED OBLIGATIONS. PhyCor and Guarantors shall timely pay or perform, as the case may be, all of the Secured Obligations.

        5.02 SALES OF AND ENCUMBRANCES ON COLLATERAL. PhyCor and Guarantors will not sell, exchange, lease, negotiate, pledge, assign or grant any security interest in or otherwise dispose of the Collateral described in the Security Instruments to anyone other than Issuer, or permit any other lien or security interest of any kind to attach thereto, nor permit same to be attached to or commingled with other goods. Any purported transfer, encumbrance or grant of a security interest in violation of this section shall be void.

        5.03 FURTHER ASSURANCES. PhyCor and Guarantors will take all actions requested by Issuer to further evidence the transactions contemplated hereby and to create and maintain in Issuer's favor valid liens upon, security titles to and/or perfected security interests in the Collateral and all other security for the Secured Obligations now or hereafter held by or for Issuer. Without limiting the foregoing, PhyCor and Guarantors agree to execute such further instruments (including financing statements, if necessary, and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Issuer's security interests, and to cooperate with Issuer in the filing or recording and renewal thereof.

        5.04 FINANCIAL STATEMENTS. PhyCor and Guarantors shall furnish to Issuer
(i) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of PhyCor and Guarantors, consolidated financial statements of PhyCor and its subsidiaries as of the close of such fiscal year in form and substance satisfactory to Issuer, consolidated balance sheets of PhyCor and its subsidiaries as of the close of such fiscal year, the related consolidated statements of operations, cash flow, and shareholders' equity for such fiscal year and all notes to such financial statements, all in reasonable detail, prepared on a consolidated basis in accordance with generally accepted accounting principles consistently applied and audited by independent certified public accountants satisfactory to Issuer, and accompanied by a certificate of the chief executive or chief financial officer of PhyCor or the appropriate Guarantor, stating that to the best of the knowledge of such officer, PhyCor and Guarantors have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Credit Documents during the preceding fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action PhyCor and Guarantors propose to take in connection therewith); (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of PhyCor and Guarantors, consolidated balance sheets of PhyCor and its subsidiaries as of the close of such quarter, and the related consolidated statements of operation and cash flow, all in reasonable detail, and prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by a certificate of the chief executive or chief financial officer of PhyCor and

Guarantors stating that to the best of the knowledge of such officer, PhyCor and Guarantors have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Credit Documents during the preceding quarter, and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action PhyCor and Guarantors propose to take in connection therewith); and (iii) with reasonable promptness, such other financial data of PhyCor and Guarantors as Issuer may reasonably request.

        5.05 MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. PhyCor and Guarantors shall maintain their books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit any person designated by Issuer in writing, at Issuer's expense, to visit and inspect any of its or their properties (including but not limited to the Collateral described in the Security Instruments), corporate books and financial records, and to discuss its or their account, affairs and finances with PhyCor or Guarantors or the principal officers of PhyCor or Guarantors during reasonable business hours, all at such times as Issuer may reasonably request. PhyCor and Guarantors shall not make any changes in accounting practices during the term of this Agreement unless required by generally accepted accounting principles.

        5.06 INSURANCE. Without limiting any of the requirements of any of the other Credit Documents, PhyCor and Guarantors shall maintain, in amounts and with companies satisfactory to Issuer (i) public liability insurance, (ii) worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Issuer), (iii) fire and extended coverage insurance on its properties, against such hazards as is customary in PhyCor's and Guarantors' business and for not less than full replacement value thereof as determined by Issuer, and (iv) rent or business interruption insurance against loss of income arising out of damage or destruction by such hazards as presently are included in so-called "extended coverage".

        5.07 TAXES AND ASSESSMENTS; TAX INDEMNITY. PhyCor and Guarantors shall
(a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon PhyCor and Guarantors, upon its or their income and profits or upon any properties belonging to it or them, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its or their properties; provided, however, that PhyCor or Guarantors in good faith may contest any such tax, assessment, governmental charge or levy so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of PhyCor's or Guarantors' inventory or the merchandise that is the subject of such sales, or as a result of any other transaction of PhyCor or Guarantor, which tax Issuer is or may be required to withhold or pay, PhyCor and Guarantors agree to indemnify Issuer and hold Issuer harmless in connection with such taxes, and PhyCor and Guarantors shall immediately reimburse Issuer for any such taxes paid by Issuer and added to the Secured Obligations pursuant to the terms hereof.

        5.08 CORPORATE EXISTENCE. PhyCor and each Guarantors shall maintain its respective corporate existence and good standing in the state of its incorporation on the date of this Agreement, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

        5.09 COMPLIANCE WITH LAW AND OTHER AGREEMENTS. PhyCor and Guarantors shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations (including all environmental laws and regulations) and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which PhyCor or any Guarantor is a party or by which PhyCor or Guarantors or any of its or their properties may be bound. Without limiting the foregoing, PhyCor and Guarantors shall pay all of its indebtedness promptly in accordance with the terms thereof.

        5.10 NOTICE OF DEFAULT. PhyCor and Guarantors shall give written notice to Issuer of the occurrence of any Event of Default under this Agreement or any other Credit Document promptly upon the occurrence thereof.

        5.11 NOTICE OF LITIGATION. PhyCor or Guarantors shall give notice, in writing, to Issuer of (i) any actions, suits or proceedings wherein the amount at issue is in excess of $100,000.00, and is not fully covered by PhyCor's or Guarantors' insurance, instituted by any persons whomsoever against PhyCor or Guarantors, or affecting any of PhyCor's or Guarantors' assets in connection with any applicable federal, state or local laws or regulations, and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between PhyCor or Guarantors on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of PhyCor or Guarantors.

        5.12 ERISA PLAN. If PhyCor or any Guarantor has in effect, or hereafter institutes (with Issuer's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) PhyCor and Guarantors hereby warrant that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) PhyCor and Guarantors hereby covenant that throughout the existence of the Plan, their respective contributions under the Plan will meet the minimum funding standards required by ERISA and PhyCor and Guarantors will not institute a distress termination of the Plan, (iii) PhyCor and Guarantors hereby covenant that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be timely filed with the Internal Revenue Service and a copy delivered to Issuer within thirty (30) days of the preparation thereof, and (iv) PhyCor and PhyCor and Guarantors covenant that it or they will send to Issuer a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

        No Plan shall be instituted by PhyCor or Guarantors unless Issuer shall have given its written consent thereto.

        5.13 PLACES OF BUSINESS; MANAGEMENT, OWNERSHIP; CONTINUATION OF TARP JONES'S EMPLOYMENT WITH PHYCOR, INC. PhyCor, Inc. shall continue to employ Tarp Jones as an executive officer of PhyCor. Tarp Jones must remain directly involved in the daily management of PhyCor until expiration or reimbursement of all Standby Letters of Credit. The employment by PhyCor of Tarp Jones and participation in daily management of PhyCor and Guarantors by Tarp Jones are material factors in Issuer's willingness to institute and maintain a relationship with PhyCor.

        5.14 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Without the prior express written consent of Issuer, PhyCor and Guarantors shall not (a) be a party to any merger, consolidation or corporate reorganization (other than PhyCor's and/or a Guarantor's filing a petition under Title 11, United States Code, which shall not require Issuer's consent), nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.

        5.15 DIVIDENDS, ETC. PhyCor and Guarantors shall not declare or pay any dividend of any kind, in cash or in property, on any class of the capital stock of PhyCor or any Guarantor, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder or except with respect to such plans now maintained or hereafter established by PhyCor or Guarantors for the benefit of its employees), without the prior written consent of Issuer.

        5.16 LOANS. PhyCor and Guarantors shall not make any loan, guarantee, advance or extend credit to any person, whether directly or indirectly, other than in the normal course of its business.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

        6.01 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default ("Event of Default") hereunder:

        (a) Default in the performance by PhyCor or any Guarantor of any undertaking to the Issuer under the Credit Documents, including, without limitation, a failure by PhyCor or any Guarantor to reimburse Issuer in accordance with the terms of the Credit Documents; or

        (b) Any misrepresentation by PhyCor or any Guarantor as to any material matter hereunder or under any of the other Credit Documents, or delivery by PhyCor or any Guarantor of any schedule, statement, resolution, report, certificate, notice or writing to Issuer that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified; or

         (c) PhyCor or any of Guarantors (i) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or them or a substantial part of its or their assets; or (ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iii) shall have had any such petition or application filed or any such proceeding commenced against it or them in which an order for relief is entered or an adjudication or appointment is made; or (iv) shall indicate, by any act or omission, consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or them or a substantial part of its or their assets; or (v) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

        (d) PhyCor or any Guarantor be liquidated, dissolved, suspended, partitioned or terminated, or any charter or certificate of authority thereof shall expire or be revoked or otherwise lose its legal existence; or

        (e) A default or event of default shall occur under any of the other Credit Documents; or

        (f) PhyCor or any Guarantor shall default in the timely payment or performance of any indebtedness or obligation now or hereafter owed to Issuer in connection with any other indebtedness of PhyCor or any Guarantor now or hereafter owed to Issuer; or

        (g) The attachment or distraint of any of PhyCor's or any of Guarantors' funds which may be in, or come into, the Issuer's possession or under the Issuer's control, or that of any third party acting for the Issuer, or of the same becoming subject at any time to any mandatory order of court or other legal process; or

        (h) Notwithstanding anything contained in this Section 6.01 to the contrary, it shall not be an Event of Default hereunder if PhyCor were to become the subject of a case under Title 11 of the United States Code and were immediately to seek entry of an order of the court having jurisdiction over such case authorizing the continuation of this Agreement; provided that it must use its best efforts in continuing to seek such an order; and provided further that such relief shall not be denied by an order of such court that shall become final without a pending appeal.

        6.02 ACCELERATION OF MATURITY; DEFAULT RATE OF INTEREST; REMEDIES. Upon the occurrence of any Event of Default described in Section 6.01 hereof, the Issuer shall have the right to accelerate and make immediately due and payable in full all of PhyCor's and Guarantors' obligations to the Issuer under the Credit Documents (including without limitation the obligations evidenced by any outstanding (but undrawn upon) Standby Letter of Credit and/or by acceptances which have not matured), all without notice of any kind; provided, however, that if subsequent to an Event of Default hereunder any Standby Letter of Credit expires or is terminated without Issuer's having to pay the full face amount of such Standby Letter of Credit, then Issuer shall reimburse PhyCor, within two
(2) business days of the date of such expiration or termination, an amount equal to the full face amount of such Standby Letter of Credit less any amount so paid by Issuer to the beneficiary thereunder and less any sums then due from PhyCor and/or Guarantors in excess of the aggregate amount of the Standby Letters of Credit issued and outstanding at such time.

        Upon the occurrence of any such Event of Default, the aggregate amount outstanding of any drawn and unreimbursed Standby Letters of Credit, and, to the extent permitted by law, any accrued interest and other sums accrued under the Credit Documents, shall bear, after default or maturity, interest at the lesser of (i) the highest lawful rate then in effect pursuant to applicable law, or
(ii) the rate that is six percentage points (6%) in excess of the Lender's Prime Rate, as it varies from time to time (the "Default Rate").

        Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness:

        (a) any obligation of Issuer to issue any theretofore unissued Standby Letters of Credit shall immediately cease and be of no further force nor effect, and Issuer shall be immediately entitled to exercise any and all rights and remedies possessed by Issuer pursuant to the terms of the Security Instruments and all of the other Credit Documents;

        (b) Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee; and

        (c) Issuer shall have any and all other rights and remedies that Issuer may now or hereafter possess hereunder at law, in equity or by statute.

        6.03 RIGHT OF SETOFF AND RECOUPMENT. Without limitation of the foregoing, upon the occurrence and during the continuance of any Event of Default, Issuer is hereby authorized at any time and from time to time, without notice to PhyCor or any Guarantor (any such notice being expressly waived by PhyCor), to setoff or recoupment and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Issuer or any of its affiliates, and any other indebtedness at any time owing by Issuer or its affiliates to or for the credit or the account of PhyCor or Guarantors, against any and all of PhyCor's or Guarantors' obligations to Issuer, irrespective of whether Issuer shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. Issuer agrees to notify PhyCor and Guarantors within a reasonable time after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Issuer under this Section
6.03 are in addition to any other rights and remedies (including, without limitation, other rights of setoff and recoupment) that Issuer may have.

        6.04 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Issuer by this Agreement or any of the other Credit Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Credit Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Issuer to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Credit Documents to Issuer may be exercised from time to time and as often as may be deemed expedient by Issuer.

        6.05 PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Credit Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                First, to the cost and expenses, including reasonable attorneys' fees, incurred by Issuer in connection with the exercise of its remedies;

                Second, at the election of Issuer, in its sole discretion, to the expenses of curing the Event of Default that has occurred, in the event that Issuer elects, in its sole discretion, to cure the Event of Default that has occurred;

                Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest, if any, on all indebtedness under any Standby Letter of Credit, in such order of priority as Issuer shall determine in its sole discretion; and

                Fourth, the remainder, if any, to the party lawfully thereunto entitled.

                                   ARTICLE VII

                                  MISCELLANEOUS

        7.01 PERFORMANCE BY ISSUER. If PhyCor or Guarantors shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Issuer may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Issuer in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the Default Rate, shall be immediately repaid to Issuer by PhyCor and Guarantors and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Issuer shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

        7.02 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of PhyCor or Guarantors or by or on behalf of Issuer shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

        7.03 COSTS AND EXPENSES. Issuer shall not incur any cost or expense whatsoever in connection with the issuing, making, administration, servicing or collection of the Standby Letters of Credit or Credit Documents. PhyCor and Guarantors agree to pay any and all such costs and expenses, including but not limited to filing fees, recording taxes, insurance premiums and reasonable attorneys' fees, promptly upon demand of Issuer.

        7.04 ASSIGNMENT. This Agreement and the other Credit Documents may be endorsed, assigned and/or transferred in whole or in part by Issuer, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Issuer under all of the same to the extent transferred and assigned. Issuer may grant participations in all or any portion of its


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

interest in the indebtedness evidenced by the Standby Letters of Credit and this Agreement. PhyCor and Guarantors shall not assign any of its or their rights nor delegate any of its or their duties hereunder or under any of the other Credit Documents without the prior written consent of Issuer.

        7.05 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of PhyCor and Guarantors hereunder and under all of the other Credit Documents. Where used herein, the singular shall refer to the plural, the plural to the singular and the masculine and feminine shall refer to any gender.

        7.06 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        7.07 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

        7.08 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied by notice in writing in the same manner. The date of personal delivery or telecopy or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

         The address of Issuer is:

                  AmSouth Bank
                  3d Floor
                  315 Deaderick Street
                  Nashville, Tennessee 37237
                  Attn: Allison Jones
                  Fax: (615) 736-6634

         with a copy (which shall not constitute notice) to:

                  Gullett, Sanford, Robinson & Martin, PLLC
                  230 Fourth Avenue North, 3rd Floor
                  P.O. Box 198888
                  Nashville, TN 37219-8888
                  Attn: Lawrence R. Ahern, III
                  Fax: (615) 256-6339

         The address of PhyCor and all Guarantors is:

                  PhyCor, Inc.
                  30 Burton Hills Boulevard, Suite 400
                  Nashville, Tennessee 37215
                  Attn: Tarpley B. Jones
                  Fax: (615) 665-7840

         with a copy (which shall not constitute notice) to:

                  Waller, Lansden, Dortch & Davis, PLLC
                  511 Union Street, Suite 2100
                  Nashville, TN  37219
                  Attn: Robert L. Harris
                  Fax: (615) 244-6804

         7.09 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM AMOUNTS ALLOWED BY LAW. Anything in this Agreement, the Security Instruments or any of the other Credit Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of issuance of the Standby Letters of Credit, advancement of proceeds, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Issuer for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by PhyCor or Guarantors in respect of the Standby Letters of Credit shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Issuer that exceed such maximum amounts shall be applied to the reduction of the principal balance of the Loan and/or refunded to PhyCor so that at no time shall the interest or loan charges paid or payable in respect of the Standby Letters of Credit exceed the maximum amounts permitted from time to time by applicable law.

        7.10 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

        7.11 THIRD PARTY BENEFICIARIES. This Agreement and the other Credit Documents are intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any person not a party hereto. No other person shall have any right to rely on this Agreement or the other Credit Documents, or to derive any benefit herefrom.

        7.12 INTEGRATION. This Agreement and the Credit Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

        7.13 GOVERNING LAW. This Agreement and all Credit Documents shall be construed in accordance with the laws of the State of Tennessee, unless the parties hereto agree otherwise in writing.

        7.14 AMENDMENT ONLY IN WRITING. This Agreement may be amended only in writing or other record authenticated by all parties to be bound by such amendment.

        7.15 DUPLICATE AND ELECTRONIC RECORDS. PhyCor and Guarantors authorize Issuer to convert any documents related to this transaction, including, without limitation, any of the Credit Documents, into an accurate duplicate or electronic format and to destroy the original documents and acknowledge that such duplicates or electronic versions of the documents shall have the same force and effect as the originals so long as they are accurate and, to the fullest extent required by law, hereby adopt and accept such duplicate or electronic versions as authenticated records, identifying PhyCor and/or Guarantors as parties thereto so long as they are accurate.

        7.16 INDEMNITY. PhyCor and Guarantors hereby agree to defend, indemnify, and hold Issuer harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including attorneys' fees and expenses and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of PhyCor and Guarantors, all predecessors in interests, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive the termination of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

END OF PAGE



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

                       ISSUER:

                       AMSOUTH BANK

                       By:
                           ------------------------------------
                       Name:
                             ------------------------
                       Title:
                              -----------------------

                       PHYCOR:

                       PHYCOR, INC.,
                       a Tennessee corporation

                       By:
                           ------------------------------------
                           Tarpley B. Jones
                           Executive Vice President and Chief Financial Officer

                       GUARANTORS:

                       PHYCOR OF WINTER HAVEN, INC.,
                       a Tennessee corporation

                       By:
                           ------------------------------------
                           Tarpley B. Jones
                           Executive Vice President and Chief Financial Officer

                       NORTH AMERICAN MEDICAL
                       MANAGEMENT-KANSAS CITY, INC.,
                       a Tennessee corporation

                       By:
                           ------------------------------------
                           Tarpley B. Jones
                           Executive Vice President and Chief Financial Officer

                       NORTH AMERICAN MEDICAL
                       MANAGEMENT-ILLINOIS, INC.,
                       an Illinois corporation

                       By:
                           ------------------------------------
                           Tarpley B. Jones
                           Executive Vice President and Chief Financial Officer



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